Exhibit 10.3
CONFIDENTIAL

EMPLOYEE SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement ("Agreement") is entered into by and between Hagerty Insurance Agency, LLC, a Delaware limited liability company, (the "Employer"), on behalf of itself, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the "Employer Group"), and Paul Rehrig (the "Employee"), (the Employer and the Employee are collectively referred to as the "Parties") as of the date the Agreement is signed by both Parties (the "Execution Date").

The Employee's last day of employment with the Employer Group is December 2, 2024 (the "Separation Date"). After the Separation Date, the Employee will not represent and has not represented himself as being an employee, officer, attorney, agent, or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date.

1.Return of Property. The Employee warrants and represents that no later than the Separation Date he will return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer Group property in the Employee's possession.

2.Employee Representations. The Employee specifically represents, warrants, and confirms that through the Separation Date, the Employee:

(a)has not filed and will not file any claims, complaints, or actions of any kind against the Employer Group with any court of law, or local, state, or federal government or agency;
(b)has not made and will not make any claims or allegations to the Employer Group related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse;
(c)has been properly paid for all hours worked for the Employer Group;
(d)has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, with the exception of the Employee's payroll checks for salary and any accrued but unused Paid Time Off ("PTO") through and including the Separation Date, which will continue to be paid on the regularly scheduled payroll date, including the scheduled payroll date for the pay period including the Separation Date, and any vested equity or benefits accrued before the Separation Date under the terms of any written Employer Group policy or benefit program through and including the Separation Date; and
(e)has not engaged in, will not engage, and is not aware of any unlawful conduct relating to the business of the Employer Group.
If any of these statements is not true, the Employee cannot sign this Agreement and must notify the Employer Group immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving these benefits, but will require the Employer Group's further review and consideration.

Exhibit 10.3

3.Separation Benefits. As consideration for the Employee's execution of, non-revocation of, and compliance with this Agreement, including the Employee's waiver and release of claims in Section 4 and other post-termination obligations, the Employer Group agrees to provide the following benefits:

(a)Continued payment of Employee's base salary in accordance with the Employer Group's regular payroll practices, less all relevant taxes and other withholdings, for a period of 12 months starting on the first payroll date occurring on or after 60 days following the Separation Date. The first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the Separation Date and ending on the first payment date. Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date (defined below) of this Agreement.
(b)A payment of an amount to be calculated in accordance with the Company’s Annual Incentive Plan for the year ended December 31, 2024 as determined by the Company’s Talent, Culture, and Compensation Committee, and on the same basis as all other actively employed Executive Officers with respect to Company Performance Goals as defined in the Third Amended and Restated Annual Incentive Plan (the “Plan”), less all relevant taxes and other withholdings, to be made no later than March 15, 2025. For purposes of calculating Employee’s bonus, Employee shall be deemed to have met 100% of his target for his Participant Performance Goals as defined in the Plan.
(c)PTO earned by Employee less any amount taken up to the Separation Date will be paid in a lump sum on the next regularly scheduled payroll date following the Separation Date, less all relevant taxes and other withholdings.
(d)Employee’s coverage under Employer Group’s group health insurance plans shall cease effective December 31, 2024, at which time Employee shall be eligible to continue such coverage as permitted under COBRA. In the event Employee elects health insurance coverage under COBRA, the Employer Group will pay the applicable contribution towards Employee’s then-current health insurance coverage (e.g., individual or family) for an applicable period of 9 months. To receive the Employer Group’s subsidy towards health insurance coverage, the Employee shall elect coverage under COBRA and the Employer Group’s contribution will be applied.
(e) Employee agrees to direct all requests for references to Employer Group’s Human Resources Department. In response to a request for a reference, Employer Group shall provide only Employee's dates of employment and job title.
The Employee understands, acknowledges, and agrees that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer Group to provide these or other benefits to any individuals other than the Employee. Should the Employee accept another position with the Employer Group prior to payment being issued under the terms of this Agreement, the Agreement will become void.

4.Release.

(a)Employee's General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Employee and the Employee's heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group's parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of

Exhibit 10.3
its and their respective officers, directors, employees, shareholders, trustees, and partners, in their corporate and individual capacities (collectively, the "Released Parties"), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, "Claims"), that Employee may have or has ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee's hire, benefits, employment, termination, or separation from employment with the Employer Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee's execution of this Agreement, including, but not limited to:

(i)any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Michigan Elliott-Larsen Civil Rights Act (ELCRA), the Michigan Persons with Disabilities Civil Rights Act, the Payment of Wages and Fringe Benefits Act, the Michigan Whistleblowers Protection Act (WPA), the Bullard-Plawecki Employee Right to Know Act, the Michigan Workforce Opportunity Wage Act, the Michigan Occupational Safety and Health Act (MIOSHA), the Michigan Social Security Number Privacy Act, the Michigan Internet Privacy Protection Act, the Michigan Sales Representative Commission Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims under the Colorado Anti-Discrimination Act (CADA), the Lawful Off-Duty Activities Statute (LODA), the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Overtime and Minimum Pay Standards Order, the Colorado Healthy Families and Workplaces Act and Colorado FAMLI, all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(iii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied

Exhibit 10.3
contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and
However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, Colorado Civil Rights Division, or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; and (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation; (C) indemnification rights the Employee has against the Employer Group; (D) any right to file an unfair labor practice charge under the National Labor Relations Act; (E) any rights to vested benefits, such as equity, pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; and (F) the right to enforce this Agreement.
If the Employee applies for unemployment benefits, the Employer Group shall not actively contest it. However, the Employer Group will respond truthfully, completely, and timely to any inquiries by the Colorado Department of Labor and Employment concerning the termination of Employee's employment.
(b)Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee's execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i)the Employee has read this Agreement in its entirety and understands all of its terms;
(ii)by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee's choosing before signing this Agreement;
(iii)the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

Exhibit 10.3
(v)the Employee was given at least twenty-one (21) but not more than forty-five (45) days to consider the terms of this Agreement and consult with an attorney of the Employee's choice, although the Employee may sign it sooner if desired, and changes to this Agreement, whether material or immaterial, do not restart the running of the applicable period;
(vi)the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Employer Group as outlined below before the end of this 7-day period; and
(vii)the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.
5.Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that:

(a)the Employee has read this Agreement in its entirety and understands all of its terms;
(b)by this Agreement, the Employee has been advised to consult with an attorney before executing this Agreement;
(c)the Employee knowingly, freely, and voluntarily assents to all of this Agreement's terms and conditions including, without limitation, the waiver, release, and covenants contained in it;
(d)the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(e)the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and
(f)the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee's separation of employment from the Employer Group.
The Employee further acknowledges that the Employee is waiving and releasing claims under the Age Discrimination in Employment Act (ADEA), as amended, and has had at least twenty-one (21) but not more than forty-five (45) days to consider the terms of this Agreement and consult with an attorney of the Employee's choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the applicable period. Further, the Employee acknowledges that the Employee shall have an additional seven (7) days from signing this Agreement to revoke consent to Employee's release of claims under the ADEA by delivering notice of revocation to the Employer Group as outlined below before the end of the 7-day period. In the event of a revocation by the Employee, this Agreement shall be null and void in its entirety.

Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement ("Effective Date"). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date.

6.Post-Termination Obligations and Restrictive Covenants.

Exhibit 10.3
(a)Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee's employment with the Employer Group, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group and benefitted from the Employer Group's goodwill. The Employee understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill.
The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer Group's legitimate business interests in its Confidential Information and goodwill. The Employee further understands and acknowledges that the Employer Group's ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Employee violates the restrictive covenants below.
(b)Confidential Information

The Employee understands and acknowledges that during the course of employment with the Employer Group, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties ("Confidential Information"). The Employee further understands and acknowledges that this Confidential Information and the Employer Group's ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group, and that improper use or disclosure of the Confidential Information by the Employee may cause the Employer Group to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, and client lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer Group in confidence.

Exhibit 10.3
The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee's employment by the Employer Group is subject to the terms and conditions of this Agreement as if the Employer Group furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.

(c)Disclosure and Use Restrictions.

(i)Employee Covenants. The Employee agrees and covenants:

(A) to treat all Confidential Information as strictly confidential;
(B) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group except as required in the performance of any of the Employee's remaining authorized employment duties to the Employer Group and only after execution of a confidentiality agreement by the third party with whom Confidential Information will be shared or with the prior consent of an authorized officer acting on behalf of the Employer Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and
(C) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Employer Group, except as allowed by applicable law, as required in the performance of any of the Employee's remaining authorized employment duties to the Employer Group, or with the prior written consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such law, duties, or consent).
The Employee understands and acknowledges that the Employee's obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after the Employee's employment by the Employer Group until the Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee's behalf.

Exhibit 10.3
(ii)Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Employer Group.

Nothing in this Agreement prohibits or restricts the Employee (or Employee's attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation.

Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

(iii)Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(B) If the Employee files a lawsuit for retaliation by the Employer Group for reporting a suspected violation of law, the Employee may disclose the Employer Group's trade secrets to the Employee's attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.
(d)Non-Solicitation of Employees

The Employee understands and acknowledges that the Employer Group has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer Group. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Employer Group for the remainder of the Employee's employment with the Employer Group and for a period of 12 months, to run consecutively, beginning on the Separation Date.

(e)Non-Solicitation of Customers

The Employee understands and acknowledges that the Employer Group has expended and continues to expend significant time and expense in developing customer relationships, customer information, and goodwill, and that because of the Employee's

Exhibit 10.3
experience with and relationship to the Employer Group, the Employee has had access to and learned about much or all of the Employer Group's customer information ("Customer Information"). Customer Information includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales/services.

The Employee understands and acknowledges that loss of any of these customer relationships or goodwill will cause significant and irreparable harm to the Employer Group.

The Employee agrees and covenants for the remainder of the Employee's employment with the Employer Group and for a period of 12 months, to run consecutively, beginning on the Separation Date, not to directly or indirectly solicit or attempt to solicit, contact (including but not limited to communications using email, regular mail, express mail, telephone, fax, instant message, social media, or any other oral, written, or electronic transmission), attempt to contact, or meet with the Employer Group's current, former, or prospective customers for the purpose of offering to provide goods or services similar to or competitive with those offered by the Employer Group.

This restriction shall only apply to:
(i)customers or prospective customers the Employee contacted in any way during the 12 months before the Separation Date;
(ii)customers about whom the Employee has trade secret or Confidential Information;
(iii)customers about whom the Employee has information that is not available publicly; or
(iv)customers who became customers during the Employee's employment with the Employer Group.
(f)Non-Competition

For the remainder of the Employee's employment with the Employer Group and for a period of 12 months, to run consecutively, beginning on the Separation Date, the Employee will not:
(i)directly or indirectly engage in a Competitive Business; or
(ii)be employed by, perform services for, advise or assist, own any interest in or loan or otherwise provide funds to, any other business that is engaged (or seeking Employee’s services with a view to becoming engaged) in any Competitive Business.
“Competitive Business” means (a) vehicle, boat and collectible insurance business and ancillary businesses relating to the preservation, safety and enjoyment of vehicles, boats and collectibles and (b) any other business primarily in the automotive space in which the Employer Group are actively engaged or actively seeking to become engaged during Employee’s employment with the Employer Group. This provision does not prohibit Employee from owning not more than two percent (2%) of any class of securities of a publicly traded entity, provided that Employee does not engage in other activity prohibited by this Section 6.

7.Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee's employment may need the Employee's cooperation with the

Exhibit 10.3
Employer Group in the future. Accordingly, to the extent reasonably requested by the Employer Group, the Employee shall cooperate with the Employer Group regarding matters arising out of or related to the Employee's service to the Employer, provided that the Employer Group shall make reasonable efforts to minimize disruption of the Employee's other activities. The Employer Group shall reimburse the Employee for reasonable costs and expenses incurred in connection with this cooperation.

8.Non-Disparagement. The Employee agrees and covenants that the Employee shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees, officers, or directors and their existing and prospective customers (of which Employee has knowledge), suppliers, and investors, now or in the future.

This Section does not in any way restrict or impede the Employee from exercising protected rights, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order or subpoena of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order or subpoena to Employer Group.

9.Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee's spouse or domestic partner, immediate family, attorneys, tax and financial advisors, or as may be required by law.

This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid subpoena or order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order or subpoena to Employer Group.

10.Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

If the Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer Group may, in addition to any other remedies it may have, seek by legal process to reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11.Successors and Assigns.

(a)Assignment by the Employer Group

Exhibit 10.3

The Employer Group may freely assign this Agreement at any time provided the assignee assumes all of Employer Group’s obligations hereunder in writing. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b)No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12.Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to the Employee's employment with the Employer Group or termination of employment, this Agreement, or any alleged breach of this Agreement shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration to be held in Grand Traverse County, Michigan. Arbitration shall be administered before the American Arbitration Association in accordance with its rules for employment arbitration and any requirements imposed by Michigan law, except as modified by this Agreement. Each Party shall pay its own costs of arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction.

13.Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee's employment by Employer Group, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of Michigan (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Michigan, county of Grand Traverse. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

14.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer Group and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter. In the event of any inconsistency between this Agreement and any other agreement between the Employee and the Employer Group, the statements in this Agreement shall control.

15.Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by Employer Group. No waiver by either Party of any breach by any other party of any condition or provision of this Agreement to be performed by any other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

16.Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

Exhibit 10.3
The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law.

Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.

17.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

18.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

19.No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. The Employer Group specifically disclaims and denies any wrongdoing or liability to Employee.

20.Notices. All notices under this Agreement must be given in writing by regular mail or receipted email at the addresses indicated in this Agreement or any other address designated in writing by either Party. When providing written notice to Employer Group, a copy must be provided to Employer Group 's Chief Legal Officer at the address below.

Notice to Employer Group:

Hagerty Insurance Agency, LLC
Attn: Diana Chafey, Chief Legal Officer
121 Drivers Edge
Traverse City, MI 49684
dchafey@hagerty.com

21.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

22.Attorneys' Fees and Costs. If either party breaches any terms of this Agreement or the post-termination obligations referenced in it, to the extent authorized by Michigan law, the non-breaching party will be responsible for payment of all reasonable outside attorneys' fees and costs that the non-breaching party incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

Exhibit 10.3
23.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

24.Notice of Post-Termination Obligations. When the Employee's employment with the Employer Group terminates, the Employee agrees to notify any subsequent employer of the restrictive covenants contained in this Agreement. In addition, the Employee authorizes the Employer Group to provide a copy of the restrictive covenants contained in this Agreement to third parties, including but not limited to, the Employee's subsequent, anticipated, or possible future employer.

25.Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE'S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of this 4th day of November.

HAGERTY INSURANCE AGENCY, LLC
By /s/ Coco Champagne Name: Coco Champagne Title: Chief Human Resources Officer & Chief Administrative Officer
EMPLOYEE
Signature: /s/ Paul Rehrig Paul Rehrig

Exhibit 10.3